Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
AstraZeneca PLC

We consent to the incorporation by reference in the registration statements (No. 33-83774, 333-145848 and No. 333-114165) on Form F-3 and the registration statements (No. 333-09060, No. 333-09062, No. 33-65362, No. 33-65366, No. 333-12310, No. 333-12426, No. 333-12428, No. 333-13328, No. 333-13918, No. 333-124689 and No. 333-152767) on Form S-8 of AstraZeneca PLC of our reports dated January 29, 2008 with respect to the consolidated balance sheets of AstraZeneca PLC and subsidiaries as of December 31, 2008, 2007 and 2006 and the related consolidated income statements, consolidated statements of recognised income and expense and consolidated cash flow statements for each of the years in the three-year period ended December 31, 2008, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the 2008 Annual Report on Form 20-F of AstraZeneca PLC.

KPMG Audit Plc, London, England

March 17, 2009